Exhibit 4.7
EXECUTION VERSION CONFIDENTIAL
SECOND OMNIBUS AMENDMENT AND WAIVER
This SECOND OMNIBUS AMENDMENT AND WAIVER, dated as of December 7, 2023 (this “Omnibus Amendment”), is by and among:
(i)Gravitas Education Holdings, Inc., a Cayman Islands exempted company (“GEHI”),
(ii)Bright Sunlight Limited, a Cayman Islands exempted company and a direct, wholly owned subsidiary of GEHI (“Merger Sub”),
(iii)Best Assistant Education Online Limited, a Cayman Islands exempted company (“Best Assistant”),
(iv)Elmtree Inc., a Cayman Islands exempted company (“eLMTree”),
(v)NetDragon Websoft Holdings Limited, a Cayman Islands exempted company (“NetDragon”),
(vi)Rainbow Companion, Inc., an exempted company incorporated in the Cayman
Islands with limited liability (the “Divestiture Purchaser”),
(vii)NetDragon Websoft, Inc., a British Virgin Islands business company and a wholly owned subsidiary of NetDragon (“ND BVI”),
(viii)Joy Year Limited, a British Virgin Islands business company (“Secondary Seller 1”),
(ix)Bloom Star Limited, a British Virgin Islands business company (“Secondary Seller 2”),
(x)Ascendent Rainbow (Cayman) Limited, a company incorporated under the Laws of the Cayman Islands with limited liability (“Secondary Seller 3”),
(xi)Trump Creation Limited, a British Virgin Islands business company (“Secondary Seller 4”),
(xii)China Growth Capital Limited, a British Virgin Islands business company
(“Secondary Seller 5” and together with Secondary Seller 1, Secondary Seller 2, Secondary Seller 3 and Secondary Seller 4, collectively, the “Secondary Sellers” and each, a “Secondary Seller”), and
(xiii)Nurture Education Cayman Limited, a company incorporated under the Laws of the Cayman Islands with limited liability (“Nurture Education”); and
(xiv)the other parties to the Deed of Amendment as listed in Schedule 1 (collectively, the “Other Existing ACP Bonds Parties”).

The parties to this Omnibus Amendment are collectively referred to as the “Transaction Parties” and individually, a “Transaction Party.” Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the applicable Key Transaction Agreements (as defined below).
WHEREAS, GEHI, Merger Sub, Best Assistant, and NetDragon have entered into that certain
Agreement and Plan of Merger, dated as of April 18, 2023 (as may be amended or restated, the “Merger Agreement”);
WHEREAS, pursuant to Section 7.16(a) of the Merger Agreement, eLMTree has acceded to the terms of the Merger Agreement and joined the Merger Agreement as a “Party” and an “eLMTree Party” thereunder by executing and delivering a Joinder, dated as of August 18, 2023;
WHEREAS, GEHI and the Divestiture Purchaser entered into that certain Share Purchase
Agreement, dated as of April 18, 2023 (as may be amended or restated, the “GEHI Divestiture Agreement”);
WHEREAS, ND BVI, on the one hand, and the Secondary Sellers, on the other hand, entered into that certain Share Purchase Agreement, dated as of April 18, 2023 (as may be amended or restated, the “GEHI Share Purchase Agreement”);
WHEREAS, GEHI, Nurture Education and Best Assistant have entered into that certain Senior Secured Convertible Note Purchase Agreement, dated as of April 18, 2023 (as may be amended or restated, the “Note Purchase Agreement”);
WHEREAS, Best Assistant, NetDragon, ND BVI, Nurture Education and the Other Existing
ACP Bonds Parties have entered into that certain Deed of Amendment, Conditional Waiver and
Redemption, dated as of April 18, 2023 (as may be amended or restated, the “Deed of
Amendment” and, together with the Merger Agreement, the GEHI Divestiture Agreement, the GEHI Share Purchase Agreement and the Note Purchase Agreement, the “Key Transaction Agreements”);
WHEREAS, certain of the Transaction Parties have entered into that certain Omnibus
Amendment and Waiver, dated as of October 18, 2023 (the “First Omnibus Amendment”);
WHEREAS, the parties to the Merger Agreement, the GEHI Share Purchase Agreement, the Note Purchase Agreement and the Deed of Amendment (the “Amended Documents”), as the case may be, desire to amend or waive certain of the terms and conditions under the applicable Amended Document;
WHEREAS, pursuant to the terms of the Key Transaction Agreements, including Section 7.13 of the Merger Agreement and Section 5.6 of the GEHI Divestiture Agreement, certain amendments and/or waivers of the terms and conditions of the Amended Documents require the consent of certain Transaction Parties; and
WHEREAS, each Transaction Party desires to continue to be bound by the applicable Key Transaction Agreement(s) to which it is a party and desires to amend, waive, and/or consent to

Exhibit 4.7
such amendments and waivers of, certain of the terms and conditions under the Amended Documents.
NOW, THEREFORE, in consideration of the mutual covenants, agreements and undertakings contained herein, and other good and valuable consideration, and subject to and on the terms and conditions set forth in this Omnibus Amendment, the receipt and sufficiency of which are hereby acknowledged, the Transaction Parties, each intending to be legally bound, hereby agree as follows:
SECTION 1. Amendments to the Merger Agreement
(a)Paragraph 5 of the Recitals of the Merger Agreement is hereby deleted in its entirety and replaced with the following:
“WHEREAS, it is contemplated that upon the Closing, GEHI shall be renamed as “Mynd.ai, Inc.” or such other name as determined by the eLMTree Parties (as defined below) in connection with the adoption of the GEHI A&R MAA (as defined below), and shall trade publicly on a Qualified Stock Exchange under a new ticker symbol as designated by Best Assistant;”
(b)The definition of “Independent Director” is hereby deleted in its entirety and replaced with the following:
““Independent Director” means an “independent director” under the applicable listing rules of the Selected Stock Exchange.”
(c)The following definition is inserted between the definition of “Proxy Statement” and “Receiving Principal Party”:
““Qualified Stock Exchange” means any of the NYSE, NYSE American and any tier of the Nasdaq Stock Market.”
(d)Section 5.5(b)(iii) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:
“(iii) the submission and approval of Listing Application to and by a Qualified Stock Exchange,”
(e)Section 7.2(a) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:
“(a)     GEHI shall cause the GEHI Ordinary Shares to be issued as the Merger Consideration to be approved for listing on one or more Qualified Stock Exchange.

eLMTree shall cooperate and shall procure that its Representatives cooperate with GEHI in a timely manner as reasonably requested by GEHI in connection with the application for such listing (the “Listing Application”) to be submitted to such Qualified Stock Exchange in accordance with applicable Legal Requirements in connection with the Transactions, including furnishing to GEHI and its Representatives all information concerning itself, its Subsidiaries, officers, directors, managers, shareholders, and other equityholders and information regarding such other matters as may be reasonably necessary or as may be reasonably requested in connection with the Listing Application.
In furtherance of the foregoing, eLMTree hereby consents to deliver to GEHI such financial statements as may be required to be included the Listing Application.”
(f)Section 7.2(b) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:
“(b)     From the date hereof through the Closing, GEHI shall ensure that GEHI remains listed as a public company on the NYSE, except as disclosed in the letter dated May 8, 2023 from NYSE (the “Letter”) notifying GEHI that it is below compliance standards due to GEHI’s total market capitalization and stockholders’ equity, in compliance with any applicable NYSE rules and regulations, and that the ADSs remain listed on the NYSE; provided, that on the day in which the Effective Time occurs, GEHI shall be listed as a public company on the Selected Stock Exchange, and that the ADSs shall be listed on the Selected Stock Exchange. “Selected Stock Exchange” means a Qualified Stock Exchange that has approved the Listing Application submitted to it, provided that, to the extent multiple Qualified Stock Exchanges have approved the Listing Application, the Selected Stock Exchange shall be such Qualified Stock Exchange as mutually agreed by Best Assistant and GEHI in good faith.”
(g)Section 7.14(c) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:
“(c)     The parties acknowledge that so long as GEHI remains a public reporting company, the GEHI Board will continue to satisfy applicable securities laws and the applicable listing rules of any Qualified Stock Exchange on which it is listed, including maintaining an independent audit committee. GEHI shall enter into an indemnification agreement with each member of the GEHI Board, on a form to be determined by Best Assistant in good faith, within fifteen (15) days of the appointment of the applicable members of the GEHI Board.”
(h)Section 8.1(e) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:
“(e)     The approval of the Selected Stock Exchange of the Listing Application submitted by GEHI shall have been obtained.”
(i)Section 8.1(f) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

Exhibit 4.7
“(f)     No general suspension or material limitation of trading in the ADSs has been imposed or threatened by the SEC or the NYSE (except for the threatened suspension as disclosed on the Form 6-K filed with the SEC on April 20, 2022 and the Letter, or in connection with the Holding Foreign Companies Accountable Act).
SECTION 2. Amendments to the GEHI Share Purchase Agreement
(a)Section 5.3(d) of the GEHI Share Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“(d)     Trading in the ADSs has not been, or been threatened to be, suspended by the SEC or the New York Stock Exchange (except for the threatened suspension as disclosed on the Form 6-K filed with the SEC on April 20, 2022 and the letter dated May 8, 2023 from New York Stock Exchange notifying the Company that it is below compliance standards due to Company’s total market capitalization and stockholders’ equity, or in connection with the Holding Foreign Companies Accountable Act).”
(b)Without prejudice to Section 4(c)(iii) of the First Omnibus Amendment, ND BVI hereby irrevocably waives the condition set forth in Section 5.3(e) of the GEHI Share Purchase Agreement.
SECTION 3. Amendments to the Deed of Amendment
(a)The definitions of “Listco” under Clause 5(i)(a) and Section 10.1 (Definitions) of Appendix 2 (Amended and Restated Bond Certificate) of the Deed of Amendment are hereby deleted and replaced with the following:
““Listco” means Gravitas Education Holdings Inc., an exempted company with limited liability organized and existing under the laws of the Cayman Islands and listed on a Qualified Stock Exchange.”
(b)The following definition is inserted under Clause 5(i)(a) of the Deed of Amendment after the definition of “New York Stock Exchange” and under Section 10.1 (Definitions) of Appendix 2 (Amended and Restated Bond Certificate) of the Deed of Amendment after the definition “PRC GAAP”:
““Qualified Stock Exchange” means any of the New York Stock Exchange, NYSE American or any tier of the Nasdaq Stock Market.”
(c)The reference to “The New York Stock Exchange” in Section 4.2 (Exchange Procedures) of Appendix 2 (Amended and Restated Bond Certificate) of the Deed of Amendment,

Conditional Waiver and Redemption shall be deleted and replaced with “the Qualified Stock Exchange on which the Listco is listed”.
SECTION 4. Amendments to the Note Purchase Agreement
(a)Section 4.8 (No Consents) of the Note Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“Except to the extent set forth in Section 4.8 of Company Disclosure Letter and except for the BOA Consent, no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or any other Bond Document, except such as may be required by the federal and state securities laws of the United States and the Selected Stock Exchange (as defined under the Merger Agreement) in connection with the offer and issuance of the Notes.”
(b)Section 4.24 (Listing and Maintenance Requirements) of the Note Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“As of the Closing, the ADSs are registered pursuant to Section 12(b) of the Exchange Act and are listed on the Selected Stock Exchange, and the Company has taken no action designed to terminate the registration of the ADSs under the Exchange Act or delist the ADSs from the Selected Stock Exchange, and except as disclosed in Section 4.24 of the Company Disclosure Letter, nor has the Company received any notification that either the SEC or the Selected Stock Exchange is contemplating terminating such registration or listing. The Conversion ADSs will be duly authorized for listing on a Qualified Stock Exchange (as defined under the Merger Agreement) immediately upon (i) conversion of each Note in accordance with the terms of each Note and (ii) the issuance of the ADSs by the Depositary following the deposit of the Underlying Shares.”
(c)Section 5.2 (Supplemental Listing Application) of the Note Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“Within 30 days following the Closing Date, to the extent required, the Company shall file with the Qualified Stock Exchange on which it is listed then a supplemental listing application or notification form (as applicable) reflecting the transactions contemplated hereby.”
(d)Section 5.3 (Listing of Shares; Certificates) of the Note Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“The Company covenants that all Conversion ADSs will, at all times that any Note is convertible, be duly approved for listing subject to official notice of issuance on a Qualified Stock Exchange. The Company covenants that the certificates, if any, representing the ADRs to be issued to evidence any Conversion ADSs issued upon conversion of Notes will comply with applicable law.”
(e)The definitions of “Exchange” under Article I (Defined Terms) of Exhibit B (Form of Convertible Promissory Note) of the Note Purchase Agreement is hereby deleted and replaced with the following:

Exhibit 4.7
““Exchange” means a Qualified Stock Exchange.”
(f)The following definition is inserted under Article I (Defined Terms) of Exhibit B (Form of Convertible Promissory Note) of the Note Purchase Agreement after the definition of “Purchaser”, and under Section 1.2 of Exhibit C (Form of Share Charge Agreement) of the Note Purchase Agreement after “Qualified Equity Financing”:
““Qualified Stock Exchange” means any of the New York Stock Exchange, NYSE
American or any tier of the Nasdaq Stock Market.”
(g)The definitions of “NYSE” under Article I (Defined Terms) of Exhibit B (Form of Convertible Promissory Note) of the Note Purchase Agreement is hereby deleted in its entirety.
(h)The reference to “the NYSE” in definition of “Fundamental Change” under Article I
(Defined Terms) of Exhibit B (Form of Convertible Promissory Note) of the Note
Purchase Agreement, Section 5.1(a) and Section 6.5(c) of Exhibit B (Form of Convertible Promissory Note) of the Note Purchase Agreement are hereby deleted and replaced with “a Qualified Stock Exchange”.
(i)The reference to “the New York Stock Exchange” in Sections 5.3(d) and Section 5.3(i) of Exhibit B (Form of Convertible Promissory Note) of the Note Purchase Agreement is hereby deleted and replaced with “a Qualified Stock Exchange”.
(j)The definition of “Security Period” under Section 1.2 of Exhibit C (Form of Share Charge Agreement) of the Note Purchase Agreement is hereby deleted and replaced with the following:
““Security Period” means the period beginning on the Effective Time and ending on the earliest to occur of:
(a)the date on which (i) all Notes issued pursuant to the Bond Documents have beenconverted and all Ordinary Shares or ADSs issued upon such conversion shall have been made eligible for listing on a Qualified Stock Exchange in accordance with the terms of the Bond Documents (provided that such eligibility need not be available if at the time of such conversion the Ordinary Shares or ADSs are not then tradeable under Rule 144 (or any other exemption from registration) under the Securities Act of 1933 (as amended from time to time) without limitation on the amount of securities sold or the manner of sale), and (ii) the Issuer shall have received the cash proceeds of a Qualified Equity Financing; or
(b)the later to occur of: (i) the Maturity Date with respect to the Notes; and (ii) the dateon which all obligations of the Issuer pursuant to the Bond Documents are paid in full or otherwise fully satisfied (other than inchoate indemnity obligations).”
(k)To the extent not specified elsewhere in this Section 4, other necessary amendments, if any, shall be made to the Bond Documents (as defined in the Note Purchase Agreement)

to be executed among relevant parties to reflect that GEHI will be listed on a Qualified Stock Exchange.
SECTION 5. Consent. Each Transaction Party hereby consents to the terms of this Omnibus Amendment, including the waivers and amendments contemplated herein, and to the extent the consent of such Transaction Party is required in connection with one or more waivers and/or amendments herein pursuant to the terms of any Key Transaction Agreements, including Section 7.13 of the Merger Agreement and Section 5.6 of the GEHI Divestiture Agreement, such
Transaction Party expressly agree that its execution and delivery of this Omnibus Amendment shall constitute consent to such waivers and/or amendments under such Key Transaction Agreements.
SECTION 6. General Provisions.
(a)Except as expressly provided herein, nothing in this Omnibus Amendment shall be deemed to constitute a waiver of compliance by any Transaction Party with respect to any other term, provision or condition of the Key Transaction Agreements or shall be deemed or construed to amend, supplement or modify the Key Transaction Agreements or otherwise affect the rights and obligations of any Transaction Party thereto, all of which remain in full force and effect. In particular, the parties to the Deed of Amendment agree that the provisions of the Purchase Agreement, the Bond Certificate (including the
Conditions attached thereto) and other Transaction Documents (each as defined under the Deed of Amendment) shall, save as expressly amended by this Omnibus Agreement, continue in full force and effect.
(b)This Omnibus Amendment shall be binding upon and shall inure to the benefit of the Transaction Parties and their respective successors and permitted assigns.
(c)This Amendment may be executed and delivered in any number of counterparts, each of which, when so executed, will be deemed an original and all of which taken together will constitute one and the same agreement. Signatures of a Transaction Party which are sent to the other Transaction Parties by e-mail (pdf.) or by facsimile transmission shall be binding as evidence of acceptance to the terms hereof by such Transaction Party.
(d)This Omnibus Amendment, the Key Transaction Agreements and any other documents and instruments and agreements among the Transaction Parties as contemplated hereby and thereby or referred to herein and therein, constitute the entire agreement among the Transaction Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Transaction Parties with respect to the subject matter hereof.

GEHI
GRAVITAS EDUCATION HOLDINGS, INC.

By: ________________________________
Name: Dennis Demiao Zhu
Title: Director

[Signature Page to the Second Omnibus Amendment and Waiver]

[AS_ACTIVE 220344886_9]

MERGER SUB
BRIGHT SUNLIGHT LIMITED

By: ______________________________
Name: SHI Yanlai
Title: Director

[Signature Page to the Second Omnibus Amendment and Waiver]

[AS_ACTIVE 220344886_9]

IN WITNESS WHEREOF, the Transaction Parties have duly executed this Omnibus Amendment as of the date first written above.
BEST ASSISTANT
BEST ASSISTANT EDUCATION ONLINE LIMITED
By: ____________________________________
Name: Leung Lim Kin Simon Title: Director

[Signature Page to the Second Omnibus Amendment and Waiver] [AS_ACTIVE 220344886_9]

IN WITNESS WHEREOF, the Transaction Parties have duly executed this Omnibus Amendment as of the date first written above.
ELMTREE
ELMTREE INC.
By: ____________________________________
Name: Leung Lim Kin Simon Title: Director

[Signature Page to the Second Omnibus Amendment and Waiver] [AS_ACTIVE 220344886_9]

IN WITNESS WHEREOF, the Transaction Parties have duly executed this Omnibus Amendment as of the date first written above.
NETDRAGON
NETDRAGON WEBSOFT HOLDINGS LIMITED
By: ____________________________________
Name: LEUNG Lim Kin Simon
Title:     Director

[Signature Page to the Second Omnibus Amendment and Waiver] [AS_ACTIVE 220344886_9]

IN WITNESS WHEREOF, the Transaction Parties have duly executed this Omnibus Amendment as of the date first written above.
DIVESTITURE PURCHASER RAINBOW COMPANION, INC.
By: ____________________________________
Name: Liang Meng
Title: Director

[Signature Page to the Second Omnibus Amendment and Waiver]
IN WITNESS WHEREOF, the Transaction Parties have duly executed this Omnibus Amendment as of the date first written above.
ND BVI NETDRAGON WEBSOFT,INC.

By: ____________________________________
Name: LIU Dejian Title: Director

IN WITNESS WHEREOF, the Transaction Parties have duly executed this Omnibus Amendment as of the date first written above.
SECONDARY SELLER 3: ASCENDENT RAINBOW (CAYMAN) LIMITED
By: ____________________________________
Name: Liang Meng
Title: Director

IN WITNESS WHEREOF, the Transaction Parties have duly executed this Omnibus Amendment as of the date first written above.

NURTURE EDUCATION NURTURE EDUCATION CAYMAN LIMITED
[Signature Page to the Second Omnibus Amendment and Waiver]

IN WITNESS WHEREOF, the Transaction Parties have duly executed this Omnibus Amendment as of the date first written above.
By: ____________________________________
Name: Liang Meng
Title: Director
[Signature Page to the Second Omnibus Amendment and Waiver]
[AS_ACTIVE 220344886_9]

IN WITNESS WHEREOF, the Transaction Parties have duly executed this Omnibus Amendment as of the date first written above.
OTHER EXISTING ACP BONDS PARTIES

[Signature Page to the Second Omnibus Amendment and Waiver]
[AS_ACTIVE 220344886_9]

IN WITNESS WHEREOF, the Transaction Parties have duly executed this Omnibus Amendment as of the date first written above.
By: ____________________________________
Name: Liu Dejian
[Signature Page to the Second Omnibus Amendment and Waiver]
[AS_ACTIVE 220344886_9]

IN WITNESS WHEREOF, the Transaction Parties have duly executed this Omnibus Amendment as of the date first written above.
OTHER EXISTING ACP BONDS PARTIES
Title: Director

[Signature Page to the Second Omnibus Amendment and Waiver]
[AS_ACTIVE 220344886_9]

IN WITNESS WHEREOF, the Transaction Parties have duly executed this Omnibus Amendment as of the date first written above.
PROMETHEAN WORLD LIMITED
[Signature Page to the Second Omnibus Amendment and Waiver]
[AS_ACTIVE 220344886_9]

IN WITNESS WHEREOF, the Transaction Parties have duly executed this Omnibus Amendment as of the date first written above.
OTHER EXISTING ACP BONDS PARTIES
PROMETHEAN LIMITED
[Signature Page to the Second Omnibus Amendment and Waiver]
[AS_ACTIVE 220344886_9]

IN WITNESS WHEREOF, the Transaction Parties have duly executed this Omnibus Amendment as of the date first written above.
CHALKFREE LIMITED

[Signature Page to the Second Omnibus Amendment and Waiver]
[AS_ACTIVE 220344886_9]

IN WITNESS WHEREOF, the Transaction Parties have duly executed this Omnibus Amendment as of the date first written above.
OTHER EXISTING ACP BONDS PARTIES

[Signature Page to the Second Omnibus Amendment and Waiver]
[AS_ACTIVE 220344886_9]

IN WITNESS WHEREOF, the Transaction Parties have duly executed this Omnibus Amendment as of the date first written above.
By: ____________________________________
Name: Liu Dejian
Title: Director
[Signature Page to the Second Omnibus Amendment and Waiver]
[AS_ACTIVE 220344886_9]

IN WITNESS WHEREOF, the Transaction Parties have duly executed this Omnibus Amendment as of the date first written above.
OTHER EXISTING ACP BONDS PARTIES

[Signature Page to the Second Omnibus Amendment and Waiver]
[AS_ACTIVE 220344886_9]

IN WITNESS WHEREOF, the Transaction Parties have duly executed this Omnibus Amendment as of the date first written above.

OTHER EXISTING ACP BONDS PARTIES PROMETHEAN (HOLDINGS) LIMITED
[Signature Page to the Second Omnibus Amendment and Waiver]
[AS_ACTIVE 220344886_9]

Schedule 1 Other Existing ACP Bonds Parties
1.Digital Train Limited, a company duly incorporated with limited liability under the Laws of the British Virgin Islands, a wholly owned Subsidiary of the Company;
2.Promethean World Limited, a company incorporated under the Laws of the United Kingdom, a wholly owned Subsidiary of Digital Train;
3.Promethean Limited, a company incorporated under the Laws of the United Kingdom;
4.Chalkfree Limited, a company incorporated under the Laws of the United Kingdom;
5.Elernity Limited, a company incorporated with limited liability under the laws of Hong Kong;
6.Promethean (Holdings) Limited, a company incorporated under the Laws of the United Kingdom; and
7.Madison Pacific Trust Limited as agent of the Finance Parties and as security agent for the Secured Parties (each as defined under the Deed of Amendment, Conditional Waiver and Redemption).